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                                                                EXHIBIT 99.3

                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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                             Action                                             Complete Sections:
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SECTION 1:
                             / /    New Enrollment                              2, 3, 7 and sign attached
ACTION                                                                                  Stock Purchase Agreement
                             / /    Change Payroll Deductions                   2, 4, 7
                             / /    Terminate Payroll Deductions                2, 5, 7
                             / /    Leave of Absence                            2, 6, 7

SECTION 2:
                             Name___________________________________________________________________
PERSONNEL                             Last                First              MI          Dept.
DATA
                             Home Address___________________________________________________________
                                                                      Street

                                 ___________________________________________________________________
                                        City                      State              Zip Code

                             Social Security #:/ / / /-/ / /-/ / / / /

SECTION 3:
                             Effective with the Purchase

NEW                          Interval Beginning:                                Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT                  / / October 1, 199
                            / / April 1, 199                                    * Must be a multiple of 1% up to a maximum of 15% of
                                                                                  base salary
SECTION 4:
                             Effective with the                                 I authorize the following new level of payroll
CHANGE                       Pay Period Beginning:    _____________________     deductions:         % of base salary*
PAYROLL                                                Month, Day and Year
DEDUCTIONS                                                                      * Must be a multiple of 1% up to a maximum of 15% of
                                                                                base salary

                             NOTE:    You may increase or reduce your rate of payroll deductions no later than ten (10) days prior to any quarterly adjustment date (the first business day of January, April, July or October)
                                      to become effective as of that quarterly adjustment date.

SECTION 5:
                             Effective with the                                 Your election to terminate your payroll deductions
TERMINATE                    Pay Period Beginning:  _______________________     for the balance of the offering period cannot be
PAYROLL                                              Month, Day and Year        changed, and you may not rejoin the offering period
DEDUCTIONS                                                                      at a later date.  You will not be able to resume
                                                                                participation in the ESPP until a new offering
                                                                                period begins.

                                      Your ESPP payroll deductions collected to date for the purchase interval in which you file this termination notice will be refunded to you.

                             NOTE:    If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

SECTION 6
LEAVE OF                     In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP
ABSENCE                      payroll deductions to date in the current purchase interval:

                             / /   Purchase IMP, Inc., shares at end of the interval
                                              OR
                             / /   Refund ESPP payroll deductions collected

                             NOTE:     If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

______________________________                         _________________________
               Date                                      Signature of Employee